UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2006

The Tube Media Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 11, 2006, John W. Poling will no longer serve as Chief Financial Officer of the Company, but will remain with the Company in the capacity of Executive Vice President of Corporate Development.

On July 11, 2006, the Company appointed Celestine (Sonny) F. Spoden as Chief Financial Officer. Mr. Spoden has more than 30 years experience in accounting and financial management and reporting. For the period March 2006 through May 2006, Mr. Spoden was consulting Chief Financial Officer for Strategic Capital Resources, Inc., a specialty real estate finance firm in Boca Raton, Florida. For the period August 2003 through February 2006, Mr. Spoden worked on mergers and acquisitions for the business brokerage firm of Strategic Alliance Funding & Equity, Inc. in Fort Lauderdale, Florida. From July 2002 through July 2003, Mr. Spoden was an independent financial consultant in Boca Raton, Florida. From August 1999 through February 2002, Mr. Spoden was the Chief Financial Officer and a member of the Board of Directors of International Cosmetics Marketing, Inc., d/b/a Beverly Sassoon & Company, a publicly traded and reporting company in Boca Raton, Florida that develops, markets and distributes skin care products.  Mr. Spoden was a Financial Consultant to Beverly Sassoon & Company for the period of March 2002 through June 2002.  From January 1996 until May 1999, Mr. Spoden was Chief Financial Officer of Easy Access International, Inc., a publicly-owned holding company in Boca Raton, Florida with subsidiaries engaged in the development, marketing and distribution of telecommunication products and services. From October 1993 until January 1996, Mr. Spoden was an independent business and financial advisor, including significant services to Ernst & Young, LLP, in Boca Raton, Florida. From June 1969 through September 1993, Mr. Spoden was employed by Ernst & Young LLP in Baltimore, Maryland and New York City. Mr. Spoden became licensed as a Certified Public Accountant in 1971 and was a general partner and an accounting and auditing partner of Ernst & Young LLP for the period October 1982 through September 1993. Mr. Spoden received a B.S. degree with high honors and a major in finance, from the University of Maryland in 1969. Mr. Spoden’s initial annual base salary is set at $150,000.

On July 11, 2006, the Board of Directors set the size of the Board at 5 directors. The Board appointed Michael Brauser to serve as a Class I director. Mr. Brauser serves as a member of the Board’s Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee (Chairman).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the  Company amended and restated the Company’s Bylaws, effective July 11, 2006, to amend Article III , Section 3.01 of the Bylaws to remove the Chairman as an officer title in the first three sentences of the Section 3.01. The Bylaw were also amended and restated to read in the current form.

Item 8.01 Other Events

The Company’s annual meeting of stockholders was held on July 11, 2006 for to elect a Class I director to serve for a term of two years and until his successor is duly elected and qualified and a Class II director to serve for a term of three years and until his successor is duly elected and qualified. Each nominee was elected by a vote of the stockholders as follows:

	Votes For	Votes Withheld
Class I Director Nominee to serve a two year term: Gregory R. Catinella	19,091,644	9,500

Class II Director Nominee to serve a three year term: David C. Levy	18,956,859	144,335

The Class III directors who were not up for re-election at this meeting and continue to serve as directors are: John W. Poling and Les Garland. As discussed above, after the annual meeting, the Board appointed Mr. Brauser to serve as a Class I director.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

3.1	Amended and Restated Bylaws of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TUBE MEDIA CORP.

Dated: July 14, 2007	By:	/s/ Celestine F. Spoden
Name: Celestine F. Spoden
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of the Company.